PART II

EXPLANATORY NOTE

This Amendment to Form 1-A/A is being filed by Life Clips, Inc. solely for the purpose of amending and providing Exhibit 12.1. Accordingly, this Amendment consists only of Part I, this Explanatory Note, Part III, the signature page, and the amended exhibit. The Offering Circular is unchanged and has therefore been omitted.

PART III — EXHIBITS

Item 16.	Exhibits

(a)	Exhibits.

Exhibit Number	Description
2.1*	Articles of Incorporation of Life Clips, Inc., as Amended
2.2*	Amended Bylaws of Life Clips, Inc.
4.1*	Form of Subscription Agreement for Common Stock
6.1*	Executive Employment Agreement, dated as of June 30, 2017, by and between Life Clips, Inc. and Victoria Rudman incorporated by reference to Form 10-K filed by Life Clips on July 11, 2-18
6.2*	Amendment to Stock Purchase Agreement with Batterfly Energy Ltd. incorporated by reference to Form 8-K filed by Life Clips on July 7, 2016
6.3*	Stock Purchase Agreement with Batterfly Energy Ltd., incorporated by reference to Form 8-K filed by Life Clips on June 14, 2016
6.4*	Employment Agreement of William Singer incorporated by reference to Form 8-K filed by Life Clips on March 7, 201
11.1*	Consent of Accell
11.2**	Consent of Jonathan D. Leinwand, P.A. as contained in Exhibit 12.1
12.1**	Opinion of Jonathan D. Leinwand, P.A.

**Filed herewith

*Incorporated herein by reference

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on July 19, 2021.

LIFE CLIPS, INC.

By:	/s/ Robert Grinberg
Robert Grinberg
Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date
/s/ Robert Grinberg	Director and Chief Executive Officer	July 19, 2021
Robert Grinberg	(Principal Executive Officer)

/s/ Victoria Rudman	Chief Financial Officer and Director	July 19, 2021
Victoria Rudman	(Principal Financial and Principal Accounting Officer)

/s/ William Singer	Director	July 19, 2021
William Singer

/s/ Dr. Charles Adelson	Director	July 19, 2021
Dr. Charles Adelson